EXHIBIT INDEX

Exhibit No.                                                      Description

23.1	Consent of Independent Registered Public Accounting Firm

 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26359) pertaining to the Sonic Corp. Savings and Profit Sharing Plan of our report dated June 29, 2009, with respect to the financial statements and schedules of Sonic Corp. Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

                                                                                                                 /s/ Ernst & Young LLP

Oklahoma City, Oklahoma
June 29, 2009